EXHIBIT 1A - 2A(ii)

A0688650

ENDORSED – FILED

in the office of the Secretary of State

of the State of California

FEB 26 2009

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
THE COMPUMENTOR PROJECT

The undersigned certify that:

1.	They are the Board Chair and the Secretary respectively, of The CompuMentor Project, a California corporation.

2.	The FIRST article of the Articles of Incorporation of this corporation is amended to read in full as follows: “The name of the corporation is Techsoup Global,”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.	The Corporation has no members.

We futher declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 24, 2009

/s/ Robert Frank

Robert Frank, Board Chair

Daniel Ben-Horin, Secretary

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

THE COMPUMENTOR PROJECT

The undersigned certify that:

1.	They are the Board Chair and the Secretary, respectively, of The CompuMentor Project, a California corporation.

2.	The FIRST article of the Articles of Incorporation of this corporation is amended to read in full as follows: “The name of the corporation is Techsoup Global,”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.	The Corporation has no members.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate arc true and correct of our own knowledge.

Date: February 24, 2009

Robert Frank, Board Chair

/s/ Daniel Ben-Horin

Daniel Ben-Horin, Secretary